EXHIBIT 99

NEWS RELEASE

EMC Insurance Group Inc. Announces Third Quarter Estimates and Revises 2018 Non-GAAP Operating Income Guidance*

*Denotes financial measure not calculated in accordance with generally accepted accounting principles (non-GAAP). See “Definition of Non-GAAP Information and Reconciliation to Comparable GAAP Measure” for additional information.

DES MOINES, Iowa (October 30, 2018) - EMC Insurance Group Inc. (Nasdaq:EMCI) (the “Company”), today announced that third quarter 2018 results were positively impacted by an overall decline in catastrophe and storm losses and an increase in the amount of favorable development experienced on prior years’ reserves. As a result, the Company expects to report net income in the range of $0.87 to $0.91 per share, non-GAAP operating income* in the range of $0.46 to $0.50 per share, and a GAAP combined ratio of approximately 100.0 percent for the third quarter of 2018.

“The reinsurance segment is expected to report a significant improvement in results compared to the third quarter of 2017, which was impacted by a record amount of catastrophe and storm losses,” stated President and Chief Executive Officer Bruce G. Kelley. “However, results in the property and casualty insurance segment are expected to decline due to a large increase in catastrophe and storm losses, partially offset by an increase in favorable development on prior years’ reserves.”

Kelley continued, “The recent announcement regarding our decision to transition out of personal lines of business and focus our attention on commercial lines of business is not expected to have a significant impact on our 2018 results.”

The Company will incur some severance costs and a small amount of expense associated with the write-off of personal lines software currently in development in 2018. The majority of the severance costs will be incurred in 2019, and the amortization of all internally developed personal lines software currently in use will be spread over the next 18 months.

Catastrophe and storm losses are expected to total approximately $17.0 million in the property and casualty insurance segment for the third quarter of 2018, primarily due to losses stemming from Midwest storms and Hurricane Florence. The property and casualty insurance segment filled the $15 million retention amount under the July 1 through December 31 intercompany excess of loss reinsurance treaty with Employers Mutual Casualty Company (Employers Mutual), and ceded $1.4 million of catastrophe and storm losses to Employers Mutual. The property and casualty insurance segment also incurred an additional $2.9 million of gross catastrophe and storm losses associated with events that occurred during the first six months of 2018. As a result, the $22 million retention amount under the intercompany excess of loss reinsurance treaty covering the first half of the year was filled, and an additional $864,000 of catastrophe and storm losses were ceded to Employers Mutual. Because the retention amounts under both semi-annual excess of loss reinsurance treaties have been filled, any additional catastrophe and storm losses incurred during the fourth quarter will be ceded to Employers Mutual, unless the limits of protection are exceeded. Catastrophe and storm losses are expected to total approximately $4.0 million in the reinsurance segment, which is down significantly from the record amount retained in the third quarter of 2017 that included losses from Hurricanes Harvey, Irma and Maria.

The Company expects to report favorable development on prior years’ reserves totaling $5.9 million in the third quarter of 2018, compared to $4.4 million in the third quarter of 2017. On a segment basis, the property and casualty insurance segment is expected to report favorable development of approximately $7.2 million for the third quarter of 2018, while the reinsurance segment is expected to report adverse development of approximately $1.3 million.

Based on actual results for the first nine months of 2018 and projections for the remainder of the year, management has revised its 2018 non-GAAP operating income guidance from the previous range of $0.95 to $1.15 per share to a range of $1.30 to $1.50 per share. This revised guidance is based on a projected GAAP combined ratio of 102.6 percent for the year and investment income growth in the mid-single digits, up from the previous expectation for low-single digit growth. There were nominal changes to the other assumptions utilized in the projection.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the Nasdaq Stock Market under the symbol EMCI. Additional information regarding the Company may be found at investors.emcins.com. EMCI’s parent company is Employers Mutual. EMCI and Employers Mutual, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking all information currently available into account. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;

•	the adequacy of loss and settlement expense reserves;

•	state and federal legislation and regulations;

•	changes in the federal corporate tax rate;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;

•	rating agency actions;

•	“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “may”, “intend”, “likely” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Definition of Non-GAAP Information and Reconciliation to Comparable GAAP Measure
The Company prepares its public financial statements in conformity with GAAP. Management uses certain non-GAAP financial measures for evaluating the Company’s performance. These measures are considered non-GAAP financial measures under applicable Securities and Exchange Commission (SEC) rules because they are not displayed as separate line items in the consolidated financial statements or are not required to be disclosed in the notes to financial statements or, in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure. The Company’s calculation of non-GAAP financial measures may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s non-GAAP financial measures to the measures used by other companies. The following discussion includes a reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure referenced in this report.

Non-GAAP operating income: One of the primary non-GAAP financial measures utilized by management for evaluating the Company’s performance is operating income. Non-GAAP operating income is calculated by excluding net realized investment gains/losses and, beginning in 2018, the change in net unrealized investment gains/losses on equity investments from net income/loss. While realized investment gains/losses are integral to the Company’s insurance operations over the long term, the decision to realize investment gains or losses in any particular period is subject to changing market conditions and management’s discretion, and is independent of the Company’s insurance operations. Prior to 2018, investments in equity investments were classified as available-for-sale and changes in unrealized investment gains/losses on equity investments were recognized in other comprehensive income. Effective January 1, 2018, the Company adopted the updated financial instruments guidance issued by the FASB, which requires changes in the unrealized investment gains/losses on equity investments to be recognized in net income/loss rather than other comprehensive income. Changes in unrealized investment gains/losses on equity investments are not predictable due to changing market conditions and are therefore also excluded from the calculation of non-GAAP operating income.

Management’s operating income guidance is also considered a non-GAAP financial measure. For the reasons noted above, management is unable to accurately project the amount of net income/loss that will result from realized investment gains/losses and changes in the unrealized investment gains/losses on equity investments, and therefore utilizes non-GAAP operating income in the Company’s projected annual guidance.

Management believes non-GAAP operating income is useful to investors because it illustrates the performance of the Company’s normal, ongoing insurance operations, which is important in understanding and evaluating the Company’s financial condition and results of operations. While this measure is consistent with measures utilized by investors and analysts to evaluate performance, it is not intended as a substitute for the GAAP financial measure of net income/loss.

RECONCILIATION OF EXPECTED RANGE OF NET INCOME PER SHARE TO RANGE OF NON-GAAP OPERATING INCOME PER SHARE
	Three months ended September 30,
	Estimated low end of range	Estimated high end of range
Net income	$0.87	$0.91
Realized investment gains	(0.08)	(0.08)
Change in unrealized investment gains on equity investments	(0.44)	(0.44)
Income tax expense	0.11	0.11
Net realized investment gains and, beginning in 2018, change in net unrealized investment gains on equity investments	(0.41)	(0.41)
Non-GAAP operating income	$0.46	$0.50

Contacts
Investors:                        Media:
Steve Walsh, 515-345-2515                Lisa Hamilton, 515-345-7589
steve.t.walsh@emcins.com                lisa.l.hamilton@emcins.com